UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2013

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

38 Hans Crescent, London, England
SW1X 0LZ
(Address of Principal Executive Office)

+44.20.7190.6449
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective June 17, 2013, Virgin Media Investment Holdings Limited (VMIH), a wholly-owned subsidiary of Liberty Global plc (the Company), amended the senior secured credit agreement, dated as of June 7, 2013 (the Virgin Media Credit Facility), between, among others, VMIH, certain other subsidiaries of Virgin Media Inc. and the lenders thereto.  A description of the Virgin Media Credit Facility was previously included in the Company's Current Report on Form 8-K dated June 12, 2013.  The amendment to the Virgin Media Credit Facility amends the definition of "Finance Parties" to include the Senior Secured Noteholders (as defined in the Virgin Media Credit Facility), which does not have a material effect on the terms and conditions of the Virgin Media Credit Facility.

The amendment to the Virgin Media Credit Facility is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of such amendment is qualified in its entirety by reference the full text thereof set forth in Exhibit 4.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.         Name

4.1	Amendment to the Senior Facilities Agreement, between, among others, Virgin Media Investment Holdings Limited, certain other subsidiaries of Virgin Media Inc. and the lenders thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: June 21, 2013

Exhibit Index

Exhibit No.         Name

4.1	Amendment to the Senior Facilities Agreement, between, among others, Virgin Media Investment Holdings Limited, certain other subsidiaries of Virgin Media Inc. and the lenders thereto.